United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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SCOLR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR STAGGERED TERMS FOR DIRECTORS
PROPOSAL NO. 3 AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE STOCKHOLDER ACTION OUTSIDE OF A DULY CALLED ANNUAL OR SPECIAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
FEES PAID TO AUDITORS RELATED TO FISCAL YEAR 2002
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
TRANSACTION OF OTHER BUSINESS

SCOLR, INC.

8340 — 154th Avenue N.E.
Redmond, Washington 98052

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2003

To the Stockholders of SCOLR, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SCOLR, Inc. (the “Company”), a Delaware corporation, will be held at the Doubletree Hotel Bellevue, 300 – 112th SE, Bellevue, Washington on Friday, May 23, 2003 at 10:00 a.m., Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

1. To elect two directors to serve as the Class 2 directors on the Company’s Board of Directors, each for a three-year term (Proposal No. 1);

2. To approve an amendment to the Company’s Certificate of Incorporation to classify the Company’s Board of Directors into three separate classes thereby creating staggered terms as already provided for in the Company’s Bylaws (Proposal No. 2);

3. To approve an amendment to the Company’s Certificate of Incorporation to remove the ability of stockholders to take action outside of a duly called annual or special meeting (Proposal No. 3); and

4. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 14, 2003, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Only holders of record of common stock of the Company at the close of business on the record date will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the Annual Meeting. A review of the Company’s operations for the year ended December 31, 2002 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

DAVID T. HOWARD
President and Chief Executive Officer

Redmond, Washington

April 21, 2003

SCOLR, INC.

8340 — 154th Avenue N.E.
Redmond, Washington 98052

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2003

Solicitation and Revocation of Proxies

      This Proxy Statement and the accompanying Annual Report to Stockholders, the Notice of Annual Meeting and the proxy card are being furnished to the stockholders of SCOLR, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Doubletree Hotel Bellevue, 300 – 112th SE, Bellevue, Washington on Friday, May 23, 2003 at 10:00 a.m., Pacific Daylight Savings Time, and any adjournment thereof. All expenses of the Company associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain stockholders by officers or regular employees of the Company.

      The two persons named as proxies on the enclosed proxy card, David T. Howard and Steven H. Moger, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the two nominees as Class 2 directors; FOR Proposal No. 2 to approve the proposed amendment to the Company’s Certificate of Incorporation to classify the Company’s Board of Directors into three separate classes thereby creating staggered terms as already provided for in the Company’s Bylaws; and, FOR Proposal No. 3 to approve the proposed amendment to the Company’s Certificate of Incorporation to remove the ability of stockholders to take action outside of a duly called annual or special meeting.

      A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

      These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about April 21, 2003 to stockholders of record on April 14, 2003 of the Company’s common stock. The principal executive office and mailing address of the Company is 8340 – 154th Avenue N.E., Redmond, Washington 98052.

Voting at the Meeting

      The shares of common stock constitute the only class of securities entitled to notice of and to vote at the Annual Meeting. In accordance with the Company’s Bylaws, the stock transfer records were compiled on April 14, 2003, the record date set by the Board of Directors for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On April 14, 2003, there were 21,198,947 shares of common stock outstanding and entitled to vote.

      Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some matters to be acted upon. Note that in the case where shares are registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters, the shares will be considered to be voted only as to those matters actually voted, and will not be considered “shares present” as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as “broker non-votes”). For purposes of determining the existence of a quorum, abstentions from voting identified as such on the proxy card and broker non-votes are treated as present at the Annual Meeting. With respect to tabulating the vote necessary for stockholder action with regard to the election of directors in Proposal No. 1 at the Annual Meeting, abstentions and broker non-votes will have no effect on the votes. If a quorum (consisting of a majority of the shares of common stock outstanding as of the record date) is present at the Annual Meeting, the nominee for each director position who receives the greatest number of votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected. If a quorum (consisting of a majority of the shares of common stock outstanding as of the record date) is present at the Annual Meeting, Proposals No. 2 and No. 3 will be adopted if they each receive the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Any broker non-votes on either Proposal No. 2 or No. 3 to amend the Certificate of Incorporation will have the effect of a vote against the proposal, because each proposal requires the affirmative vote of a majority of the outstanding shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      In accordance with the Company’s Bylaws, the Board of Directors shall consist of no less than 4 and no more than 12 directors, the specific number to be determined by resolution adopted by the Board of Directors. The size of the Board is currently set at four persons, and the Board of Directors is divided into three classes, with staggered three-year terms. Class 1 and Class 3 are comprised of one director and Class 2 is comprised of two directors. Two Class 2 directors will be elected at the Annual Meeting as described specifically below.

      The Class 1 director, Randall L-W. Caudill, has been appointed to a term that expires in 2005. The Class 2 directors, Herbert L. Lucas and David Howard, have been elected to a term that expires in 2003. The Class 3 Director, Daniel B. Ward, has been elected to a term that expires in 2004.

Nominee for Directors

      The name and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting is set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW. Shares represented by proxies will be voted for the election of the persons named below unless authority has been withheld in the proxy. The nominees have consented to serve as directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve as director. In the event of the death or unavailability of a nominee, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. The Board of Directors has nominated the persons named in the following tables:

Name	Age	Has Been a Director Since

Herbert L. Lucas	76	1995
David T. Howard	53	2000

      Herbert L. Lucas has served as a member of the Company’s Board of Directors since 1995. Mr. Lucas has been a private investor for more than the last five years. Mr. Lucas was with Carnation International, a multinational food processing company, from 1963 to 1981, rising to the position of President and Director. Mr. Lucas serves on the board of several corporations and non-profit institutions, including the Wellington Trust Company, Boston, The J. Paul Getty Trust, Los Angeles, and the Winrock International Institute for Agricultural Development, Morrilton, Arkansas. Mr. Lucas received his BA from Princeton University in 1950 and MBA from the Harvard University School of Business Administration in 1952.

      David T. Howard has served as the Company’s President and Chief Executive Officer and as a director since May 24, 2000. From August 1997 to March 2000, Mr. Howard served as President and Chief Operating Officer of Novopharm International. Prior to that position, he was President of Granutec, Inc. from July 1995 through December 1999 and President of Stanley Pharmaceuticals from January 1990 to December 1999. Mr. Howard serves on the board of Angiotech Pharmaceuticals, Inc.

PROPOSAL NO. 2:

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO PROVIDE FOR STAGGERED TERMS FOR DIRECTORS

      The Board of Directors of the Company unanimously recommends that the stockholders approve an amendment to the Company’s Certificate of Incorporation to provide for a classified Board of Directors with “staggered” terms, whereby approximately one-third of the Board of Directors would be up for election in any given year. The Board of Directors recommends that the existing Certificate of Incorporation be so amended by inserting the following paragraph as Article Tenth as follows:

TENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of the Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number shall be four (4) and the maximum number shall be fixed at not more than twelve (12) directors. The Board of Directors shall be divided into three classes, designated Class 1, Class 2, and Class 3. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of Directors constituting the entire Board of Directors. As each Director’s term expires, his or her successor shall be elected to a three (3) year term. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Unless a Director dies, resigns or is removed, he or she shall hold office until the end of his or her term or until his or her successor is elected, whichever is later.

      The amendment contained in Proposal 2 would provide for a classified Board of Directors, by which the Board is divided into three classes with one class of directors subject to election each year. The Company’s Bylaws already contain provisions nearly identical to those in Proposal 2. Therefore, no immediate change in the structure of the Company’s Board of Directors would result from the approval of Proposal 2. However, the existing classified board provision in the Bylaws could be amended or rescinded by stockholders without the approval of the Board of Directors. If Proposal 2 is approved, the approval of stockholders as well as directors would be required to amend this provision. Under either the current Bylaws or this amendment as proposed, at least two annual meetings of stockholders would be required to replace a majority of the incumbent directors, thereby making it more difficult for a person seeking control of the Board of Directors to gain such control.

      The primary advantage of including the classified board provision in the Company’s Certificate of Incorporation would be to make it more difficult to amend or repeal such provision under the potentially coercive circumstances associated with a hostile or unsolicited takeover bid. Adding a classified board provision to the Company’s Certificate of Incorporation could make it more difficult to accomplish a merger, and more difficult for a large stockholder to change a majority of the entire board of directors without the approval or cooperation of incumbent directors. Also, a classified board of directors may have the effect of limiting stockholder participation in certain transactions such as a merger or tender offer, whether or not such transactions are favored by the incumbent management or beneficial to stockholders. Classified board provisions affect every election of directors and are not simply a result of the occurrence of a particular event such as an unsolicited takeover bid. A further discussion of the anti-takeover effects of Proposal 2 and Proposal 3 is provided below in the section “Anti-Takeover Effects of Proposals 2 and 3.”

      A majority of all of the votes entitled to be cast on this Proposal is required for approval of the amendment to the Certificate of Incorporation. Because a majority of all the votes entitled to be cast is required, an abstention from voting or a broker non-vote on the Proposal will have the same effect as a vote against the Proposal. If approved, the amendment would become effective upon its filing with the Delaware Secretary of State, which filing would occur promptly after the stockholder meeting. The Board of Directors has reserved the right under section 242(c) of the Delaware General Corporation Law to abandon the amendment notwithstanding the approval of the amendment by the stockholders and without further action by the stockholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3

AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION

TO ELIMINATE STOCKHOLDER ACTION OUTSIDE OF A
DULY CALLED ANNUAL OR SPECIAL MEETING

      The Board of Directors unanimously recommends that the stockholders approve a proposal to amend the existing Certificate of Incorporation to eliminate the ability of stockholders to act outside of a duly called annual or special meeting of stockholders. The Board of Directors recommends that the Certificate of Incorporation be so amended by inserting the following paragraph as Article Eleventh as follows:

ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders.

      Under the Delaware General Corporation Law, unless otherwise provided in a Delaware corporation’s certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders and is delivered in accordance with the procedures set forth under the Delaware General Corporation Law. The Company’s Certificate of Incorporation is silent on the matter of stockholder action by written consent and, therefore, Delaware law would permit a majority of the stockholders to take such action. The Amendment would have the effect of eliminating action by stockholders by written consent.

      The Board of Directors believes that this Proposal would give all stockholders the opportunity to have their views taken into account and thereby prevent a faction of stockholders that acquires a majority of voting power from using a written consent to take action outside of a meeting of stockholders. The Board of Directors believes that the Proposal is desirable because it preserves the opportunity for a greater number of stockholders to be heard before any stockholder action is taken. The Board of Directors believes that the use of a less-than-unanimous consent procedure in lieu of a meeting and vote of stockholders is inappropriate for a publicly-owned company.

      The adoption of the amendment in Proposal 3 may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company even if such occurrence may be deemed to be favorable to the interests of some or all of the Company’s stockholders. Another effect of the proposed amendment may be to delay the ability of a stockholder to have the stockholders vote on proposals not supported by the Board of Directors. The probable delay could deter potential acquirers from proposing a transaction which stockholders of the Company may favor, or generally limit stockholder participation in certain transactions such as mergers or tender offers, whether or not such transactions are favored by incumbent management or beneficial to stockholders. A further discussion of anti-takeover effects of Proposal 2 and Proposal 3 is provided below in the section “Anti-Takeover Effects of Proposals 2 and 3.”

      Taking all of these factors into consideration, the Board of Directors believes that this Amendment will increase the likelihood that all stockholders will be treated equally and fairly when stockholder action is taken and should enhance the ability of the Company and its stockholders to carefully consider stockholder proposals.

      A majority of all of the votes entitled to be cast on this Proposal is required for approval of the amendment to the Certificate of Incorporation. Because a majority of all the votes entitled to be cast is required, an abstention from voting or a broker non-vote on the Proposal will have the same effect as a vote against the Proposal. If approved, the amendment would become effective upon its filing with the Delaware Secretary of State, which filing would occur promptly after the stockholder meeting. The Board of Directors has reserved the right under section 242(c) of the Delaware General Corporation Law to abandon the amendment notwithstanding the approval of the amendment by the stockholders and without further action by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXISTING ANTI-TAKEOVER MEASURES IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

      This section discusses existing anti-takeover measures in the Company’s Certificate of Incorporation and Bylaws. The Board of Directors has periodically evaluated the Company’s vulnerability to unsolicited takeovers, and considered adding structural corporate governance protection to its Certificate of Incorporation and Bylaws to enhance the Board’s ability to negotiate with potential acquirers. The Company is not currently considering the adoption of any other anti-takeover measures in future proxy solicitations.

      The Company’s existing Certificate contains certain provisions having anti-takeover effects including the authorization of the Board of Directors to issue up to 50,000,000 shares of common stock and up to 5,000,000 shares of preferred stock with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions as may be prescribed by the Board of Directors. The issuance of such common stock or preferred stock may be used by the Board of Directors to impede a party seeking to acquire control of the Company. The Certificate of Incorporation does not provide for cumulative voting.

      The Company’s Bylaws contain certain provisions having anti-takeover effects, including: a classified board provision adopted in March 1999, which divided the Board into three separate classes with one class of directors subject to election each year. The Board of Directors also adopted amendments to the Bylaws in February 2002 which included: i) a provision increasing the percentage of stockholders required to call a special meeting from 40% to 50% of the outstanding shares entitled to vote at the meeting; ii) a clarification of the Board’s right to set the time and place of a meeting called by stockholders; and iii) a requirement that a stockholder must give notice to the board of its intent to act without a meeting. The overall effect of these proposals is to render more difficult the accomplishment of mergers or the assumption of control by a principal stockholder, and thus to make the removal of management more difficult even if such removal would be beneficial to stockholders generally.

      The Board of Directors also adopted a stockholder rights plan or “poison pill” in November 2002. The stockholder rights plan is intended to protect stockholder interests in the event the Company is confronted with coercive or unfair takeover practices. The poison pill is triggered ten days after any person has become the beneficial owner of 15% or more of the Company’s outstanding common stock or ten days after the commencement of, or the announcement of the intention to make a tender or exchange offer which, if consummated, would result in such person becoming the beneficial owner of 15% or more of the Company’s outstanding common stock. An acquirer who triggers the rights faces significant dilution of its interest in the Company. The stockholder rights plan may also impede a party seeking to acquire control of the Company. Stockholder approval was not required with respect to the adoption of the poison pill, and the terms of the poison pill do not provide for its repeal by the stockholders.

ANTI-TAKEOVER EFFECTS OF PROPOSALS 2 AND 3

      The amendments to the Certificate of Incorporation in Proposals 2 and 3 are not in direct response to any offer made to management or the Board of Directors, or to any specific effort to accumulate the Company’s securities or to obtain control of the Company. The proposed amendments are designed to help assure the continuity and stability of the Company’s business strategies and policies and to encourage persons seeking to acquire control of the Company to engage in arms-length negotiations with the Board of Directors. Nevertheless, the overall effect of both of the Proposals described above may be to discourage, render more difficult or prevent a third party or principal stockholder from participating in or accomplishing a merger, or from obtaining control of or acquiring the Company, even if the result would be beneficial to the Company and its stockholders. A further effect of Proposals 2 and 3 would be to make the removal of incumbent management more difficult, even if such removal would be beneficial to stockholders generally. The Board of Directors believes that in view of the current economic environment and market conditions, it is prudent and in the interests of stockholders and the Company to adopt these two Proposals.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 31, 2003 certain information furnished to the Company with respect to ownership of the Company’s common stock of (i) each director and director nominee, (ii) each executive officer, (iii) all persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock, and (iv) all executive officers and directors as a group.

		Percent of
	Number of	Shares
Stockholder	Shares	Outstanding(1)

Archer-Daniels-Midland Company(2)	1,920,000	9.06%
4666 Faries Parkway
Decatur, IL 62526
Randall L-W. Caudill(3)	12,500	.06%
David T. Howard(4)	480,000	2.21%
Herbert L. Lucas(5)	753,824	3.51%
Daniel B. Ward(5)	338,000	1.57%
Steven H. Moger(6)	406,969	1.90%
All directors and executive officers as a group (5 persons)(7)	1,991,293	8.86%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated, the stockholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	Information regarding Archer-Daniels-Midland Company is based solely on a Schedule 13G filed with the SEC on February 14, 2000.

(3)	Includes 12,500 shares subject to options exercisable as of May 30, 2003.

(4)	Includes 480,000 shares subject to options exercisable as of May 30, 2003.

(5)	Includes 295,000 shares subject to options exercisable as of May 30, 2003.

(6)	Includes 195,833 shares subject to options exercisable as of May 30, 2003.

(7)	Includes 1,278,333 shares subject to options exercisable as of May 30, 2003.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table identifies the directors and executive officers of the Company as of March 31, 2003, the positions which they hold, and the year in which they began serving in their respective capacities.

Name	Age	Current Position(s) with Company	Position Held Since

David T. Howard	53	President and CEO, Director (Class 2, exp. 2003)	2000
Steven H. Moger	39	Chief Financial Officer and Vice President of Operations	1997
Randall L-W. Caudill	55	Director (Class 1, exp. 2005)	2002
Herbert L. Lucas	76	Director (Class 2, exp. 2003)	1995
Daniel B. Ward	75	Director (Class 3, exp. 2004)	1995

      For information on the business background of Mr. Howard and Mr. Lucas, See “Nominee for Director” in Proposal 1 above.

      Randall L-W. Caudill has served as a member of the Board of Directors since May 10, 2002. Since April 1997, Dr. Caudill has been President of Dunsford Hill Capital Partners, a financial consulting firm serving early stage healthcare and technology companies. From 1987 to 1997, Dr. Caudill was employed by Prudential Securities where he established and headed the company’s San Francisco investment banking practice. He also served as head of Prudential’s Mergers and Acquisitions department and co-head of the investment banking division. Dr. Caudill serves on the board of several companies including VaxGen, Inc., SBE, Inc., Helix BioMedix Inc., Northwest Biotherapeutics, Inc. and a number of non-profit entities. He received a master’s degree in Public and Private Management from Yale University and a doctorate of philosophy from Oxford University where he was a Rhodes Scholar.

      Steven H. Moger has served in various financial management positions for the Company since 1986. From 1993 to 1997, Mr. Moger served as the Controller/ General Manager of the Company. In December of 1997 Mr. Moger was promoted to Chief Financial Officer/ Vice President of Operations. Mr. Moger received his BA in Accounting from Western Washington University in 1986.

      Daniel B. Ward has served as a member of the Company’s Board of Directors since 1995. Mr. Ward has had his own financial consulting firm since 1977 which specializes in mergers and acquisitions. From 1976 to 1977, Mr. Ward was Vice President of Finance for Norfin, Inc., a business machine manufacturer. From 1972 to 1975 he was Regional Director of the Small Business Administration and from 1966 to 1972 was Director of the Washington State Department of Commerce and Economic Development. Mr. Ward received his BA from Princeton University in 1950.

      Officers serve at the discretion of the Company’s Board of Directors.

Meetings and Committees of the Board of Directors

      The Board of Directors held twelve 12 meetings during the year ended December 31, 2002. All current directors attended at least 75% of the meetings of the Board and the Committees of which they are members.

      The members of the Audit Committee are Mr. Lucas (Chairman), Mr. Ward, and Dr. Caudill. The Audit Committee reviews the audited financial statements with the Company’s independent accountants and representatives of management, and is responsible for the oversight of the internal accounting and financial reporting process. In addition, the Chairman of the Audit Committee reviewed the interim financial results included in the Company’s quarterly reports with the Company’s independent accountants. The Audit Committee held 2 meetings during 2002.

      The members of the Compensation Committee are Mr. Ward (Chairman), Mr. Lucas, and Dr. Caudill. The Compensation Committee is responsible for setting the compensation of the President and consults with the President regarding the compensation of other corporate officers. The Compensation Committee did not meet during 2002.

      The Board of Directors did not have a nominating committee in 2002. In lieu of a nominating committee, the Board of Directors considered and determined nomination issues.

FEES PAID TO AUDITORS RELATED TO FISCAL YEAR 2002

Audit Fees	$72,595
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$9,795

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS*

      The Audit Committee is responsible for the oversight of the Company’s internal accounting and financial reporting process and the review of the audited financial statements of the Company, together with a discussion of pertinent matters with the management of the Company and the Company’s independent auditors in connection with the audited financials. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are “independent” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and has discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), as may be modified or supplemented. Additionally, the Audit Committee has received the written disclosures from Grant Thornton LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Grant Thornton LLP any relationships that may impact the auditor’s objectivity and independence.

      Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted,

HERBERT L. LUCAS

      * The report of the Audit Committee shall not be deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under either the Securities Act of 1933, as amended or the Exchange Act of 1934 (together the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table shows all the cash compensation, as well as certain other compensation, paid by the Company to the President and CEO, and each of the Company’s other highly compensated executive officers (the “named executive officers”) during the fiscal years indicated. No other officer earned total salary and bonus in excess of $100,000 for the periods indicated.

2002 Summary Compensation Table

						Long-Term
						Compensation
						Awards
		Annual Compensation
						Securities
				Other Annual		Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation		Options

David T. Howard,	2002	210,000(1)	-0-	10,800	(2)	-0-
President and Chief Executive	2001	210,000(1)	-0-	10,800	(2)	-0-
Officer	2000	127,346(1)	-0-	6,300	(2)	800,000
Steven H. Moger,	2002	150,000(3)	-0-	-0-		60,000
Chief Financial Officer and	2001	139,583(3)	-0-	-0-		110,000
Vice President Of Operations	2000	110,000(3)	-0-	-0-		-0-

(1)	Mr. Howard’s commenced employment with the Company on May 24, 2000. His annual salary is $210,000. Effective May 1, 2003, Mr. Howard has agreed to forego substantially all cash compensation for his services in order to reduce the Company’s cash expenses. The Company expects to negotiate a satisfactory compensation package with Mr. Howard in the near future.

(2)	Mr. Howard received a car allowance of $10,800 during 2002 and 2001 and $6,300 during 2000.

(3)	Mr. Moger received an annual base salary of $110,000 until February 2001. From March 2001 to May 2001, his annual salary was $135,000. In June 2001, his annual salary was increased to $150,000.

      The following table sets forth all individual grants of stock options made by the Company during the fiscal year ended December 31, 2002 to the named executive officers.

Option Grants in Last Fiscal Year

Number of
	Securities	Percent of Total	Exercise
	Underlying	Options Granted to	or Base
	Options	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year(1)	($/Share)	Date

David T. Howard	—	—	—	—
Steven H. Moger	60,000	24.3%	1.20	11/26/12

(1)	Based on stock options representing an aggregate of 246,802 shares of common stock granted to employees during the year ended December 31, 2002.

      The following table sets forth information on an aggregated basis, concerning the exercise of stock options during the year ended December 31, 2002 by each of the named executive officers and the fiscal year-end value of the unexercised options.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money
	Shares Acquired	Value Realized	Options at FY-End(#)	Options at FY-End($)(2)
Name	on Exercise(#)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

David T. Howard	—	—	320,000/480,000	83,200/124,800
Steven H. Moger	—	—	149,167/133,333	61,967/17,533

(1)	Market value of the underlying securities at exercise date minus exercise price of the options.

(2)	The closing price of the Company’s stock as of December 31, 2002 was $0.89. Except as set forth above, the exercise price of all options held by the named executive officers set forth in the table exceeds the market value of the underlying shares.

DIRECTOR COMPENSATION

      The Company pays no additional remuneration to employees of the Company who serve as directors. All directors are entitled to reimbursement for expenses incurred in traveling to and from meetings of the Company’s Board of Directors. Effective September 24, 1999 and as further clarified on March 27, 2000, the Board of Directors has adopted the following compensation plan for non-employee directors (“Eligible Directors”): (a) on October 1 of each year each Eligible Director is granted an option exercisable for 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant, which option shall be fully vested as of the date of grant, (b) on October 1 of the first year of service, each new Eligible Director is granted an option for 2,500 shares for each whole month of service prior to October 1, (c) in the event an Eligible Director resigns prior to October 1 in any year, such eligible Director is granted an option on October 1 of the year of resignation for 2,500 shares for each whole month of service completed prior to the date of resignation, and (d) each Eligible Director receives a quarterly cash retainer paid in arrears in the amount of $3,750 for services as a Director.

      In accordance with the compensation policy for Eligible Directors, during October 2002, Messrs. Lucas, Ward and Caudill were granted nonqualified stock options to purchase 30,000, 30,000 and 12,500 shares of the Company’s common stock, respectively, at an exercise price of $.80 cents per share. The Company has not paid quarterly retainer payments to Mr. Lucas and Dr. Caudill since April 1, 2002 and Mr. Ward has not been paid since January 1, 2003. As part of the Company’s efforts to reduce cash expenses, in April 2003 the Board authorized the issuance of shares of the Company’s common stock to Eligible Directors in lieu of cash retainer payments. In addition, directors agreed to defer future cash retainer payments pending future Board action. At the option of individual directors, shares of the Company’s common stock will be issued in amounts equal to the retainer payments based on the market price of the stock on the day the cash payments are due. Mr. Lucas and Dr. Caudill have elected to receive grants of common stock for overdue retainer payments as of April 1, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company engaged Dunsford Hill Capital Partners (“Dunsford Hill”) in March 2003 to provide strategic and financial advice to the Company and to assist organizing and preparing the Company for a private equity financing. Dr. Randall Caudill, a director, is the owner of Dunsford Hill. Under the terms of the engagement, the Company agreed to pay Dunsford Hill $75,000 over the six month term of the engagement and granted Dunsford Hill a five-year warrant to purchase 100,000 shares of the Company’s common stock at a price of $1.00 per share. In April 2003, Dunsford Hill and the Company agreed to reduce the cash payment to Dunsford Hill to $25,000 and the amount of the warrant to 50,000 shares.

      During March 2002, the Company entered an exclusive patent license agreement with Arthur-Daniels-Midland (“ADM”), the owner of approximately 9% of the Company’s common stock, which granted ADM an exclusive license and right of first refusal to develop and market certain dietary supplement and nutraceutical products using the Company’s CDT Technology. During 2002, the Company received $50,000 for reimbursement of research and development costs associated with one product. The Company will receive royalties based on a percentage of net sales of the licensed products sold by ADM each quarter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires the Company’s directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company’s common stock (“ten percent stockholders”) to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent stockholders no other reports were required during the fiscal year ended December 31, 2002, other than with respect to Mr. Steven Moger, who did not file a Form 4 in connection with the grant of a stock option in November 2002 on a timely basis. Mr. Moger subsequently filed a Form 5 in lieu of the Form 4 in 2003.

STOCKHOLDER PROPOSALS

      The Company must receive proposals by stockholders intended to be included in the Company’s Proxy Statement for its 2004 Annual Meeting of Stockholders at its principal executive office no later than December 26, 2003. According to the Company’s Bylaws, proposals by stockholders intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 90 days prior to the meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

      Grant Thornton LLP was retained as the Company’s independent accountants for the fiscal year ending December 31, 2002 and is selected as the Company’s independent accountants for the fiscal year ending December 31, 2003.

      A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement on behalf of the firm if such representative so desires, and will be available to respond to appropriate stockholder questions.

TRANSACTION OF OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment if any other matters do properly come before the Annual Meeting.

      Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

      A copy of the Company’s Annual Report on Form 10-KSB as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2002 is included in the Annual Report to Stockholders being mailed together with this Proxy Statement. We will provide copies of any exhibits to the Form 10-KSB upon payment of a specified charge, upon the written request of any beneficial owner of shares of the Company’s common stock entitled to vote at the Annual Meeting of Stockholders. Written requests should be mailed to the Secretary, SCOLR, Inc., 8340 — 154th Avenue N.E., Redmond, Washington 98052.

By the Order of the Board of Directors:

David T. Howard
President and Chief Executive Officer

Dated: April 21, 2003.

PROXY
SCOLR, INC.
PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCOLR, INC.

    The undersigned stockholder of record of SCOLR, Inc., a Delaware corporation (the “Company”), hereby appoints David T. Howard and Steven H. Moger, or either of them acting in absence of the other, with full power of substitution, as proxy to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 10:00 a.m. PDT on May 23, 2003, at the Doubletree Hotel Bellevue, 300 – 112th SE, Bellevue, Washington, or any adjournments or postponements thereof upon the matters listed herein and in their discretion upon such other matters as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CLASSIFY THE COMPANY’S BOARD OF DIRECTORS INTO THREE SEPARATE CLASSES THEREBY CREATING STAGGERED TERMS AS ALREADY PROVIDED FOR IN THE COMPANY’S BYLAWS; “FOR” THE APPROVAL OF THE AMENDMENT TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE THE ABILITY OF STOCKHOLDERS TO TAKE ACTION OUTSIDE OF A DULY CALLED ANNUAL OR SPECIAL MEETING IN PROPOSAL 3; AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

CUT ALONG LINE AND DETACH HERE

SCOLR, INC.

Proxy for Annual Meeting of Stockholders to be held May 23, 2003

1.	PROPOSAL 1 – Election of two Class 2 Directors

PROPOSAL FOR ELECTION OF CLASS 2 DIRECTORS

[ ]	FOR Hebert L. Lucas	[ ]	WITHHOLD AUTHORITY for Hebert L. Lucas

[ ]	FOR David T. Howard	[ ]	WITHHOLD AUTHORITY for David T. Howard

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2.	PROPOSAL 2 – Amendment of the Company’s Certificate of Incorporation

To approve an amendment to the Company’s Certificate of Incorporation to classify SCOLR’s Board of Directors into three separate classes thereby creating staggered terms as more fully described in the accompanying Proxy Statement.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

3.	PROPOSAL 3 – Amendment of the Company’s Certificate of Incorporation

To approve an amendment to the Company’s Certificate of Incorporation to remove the ability of stockholders to take action outside of a duly called annual or special meeting as more fully described in the accompanying Proxy Statement.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

4.	Upon such other matters as may properly come before, or incident to the conduct of, the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interest of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

Signature(s)	Date:

I DO [   ] DO NOT [   ] PLAN TO ATTEND THE MEETING.

Please sign exactly as your name appears on the Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustee(s), guardian(s), executor(s) and administrator(s) should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope. Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.